Exhibit 10.28

                        AMENDMENT NO. 1 TO
                    CHANGE OF CONTROL AGREEMENT

     This Amendment No. 1 to Change of Control Agreement is made as of the 1st day of May, 1998, by and between Stewart Enterprises, Inc., a Louisiana corporation (the "Company"), and Kenneth C. Budde (the "Employee").

                       W I T N E S S E T H:

     WHEREAS, the Company has entered into a Change of Control Agreement with the Employee dated as of December 5, 1995 (the "Change of Control Agreement").

     WHEREAS, the Employee has agreed to serve as the Company's Executive Vice President - Finance and Chief Financial Officer.

     WHEREAS, the Company has approved, effective May 1, 1998, certain related changes in the terms of the Employee's employment.

     NOW THEREFORE, the Company and the Employee agree as follows:

     SECTION 1. CHANGE OF CONTROL AGREEMENT. Except as expressly amended herein, all of the terms and provisions of the Change of Control Agreement shall remain in full force and effect.

     SECTION  2.   AMENDMENT TO ARTICLE I, SECTION 1.1.  Article I, Section
1.1 of the Change of Agreement is hereby amended to read in its entirety as follows:

     1.1 EMPLOYMENT AGREEMENT. After a Change of Control (defined below), this Agreement supersedes the Employment Agreement dated as of August 1, 1995 as amended by Amendment No. 1 dated as of January 1, 1997 and Amendment No. 2 dated as of May 1, 1998, between Employee and the Company (the "Employment Agreement") except to the extent that certain provisions of the Employment Agreement are expressly incorporated by reference herein. After a Change of Control (defined below), the definitions in this Agreement supersede definitions in the Employment Agreement, but capitalized terms not defined in this Agreement have the meanings given to them in the Employment Agreement.

     SECTION 3. AMENDMENT TO ARTICLE II, SECTION 2.2. Article II, Section 2.2, paragraphs (a) and (b) of the Change of Control Agreement are hereby amended to read in their entirety as follows:

          (a) SALARY. A salary ("Base Salary") at the rate of $285,000 per year, payable to the Employee at such intervals no less frequent than the most frequent intervals in effect at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Employee, the intervals in effect at any time after the Change of Control for other peer employees of the Company and its affiliated companies.

          (b) BONUS. For the period beginning November 1, 1997, the Employee shall be eligible to receive a bonus (the "Bonus") of up to $150,000 for each 12-month period thereafter. Such Bonus shall be comprised of two elements, the quantitative element and the qualitative element:

               (i) The quantitative element shall be equal to 75% of the maximum Bonus of $150,000 and shall be based on the attainment of certain goals to be established by the Company's compensation committee, or any similar body, and Employee.

               (ii) The qualitative element shall be 25% of the maximum Bonus of $150,000 and shall be awarded at the discretion of the Company's Chairman of the Board. The Chairman of the Board and Employee shall establish incentive goals and other criteria for the award of the qualitative element.

          The Bonus shall be paid in cash no later than 30 days following the date on which the information needed to calculate the Bonus becomes available.

     SECTION 4. AMENDMENT TO ARTICLE II, SECTION 2.4. Article II, Section 2.4, paragraphs (a) and (e) of the Change of Control Agreement are hereby amended to read in their entirety as follows:

          (a) TERMINATION BY COMPANY FOR REASONS OTHER THAN DEATH, DISABILITY OR CAUSE; BY EMPLOYEE FOR GOOD REASON. If, after a Change of Control and during the Employment Term, the Company (or, if applicable the ultimate parent company), terminates the Employee's employment other than for Cause, death or Disability, or the Employee terminates employment for Good Reason, the Company shall pay to the Employee in a lump sum in cash within 30 days of the Date of Termination an amount equal to three times the sum of (I) the amount of Base Salary in effect at the Date of Termination, plus (ii) the maximum Bonus for which the Employee is eligible for the 12-month period in which the Date of Termination occurs.

          (e) TERMINATION BY EMPLOYEE FOR REASONS OTHER THAN GOOD REASON. If, after a Change of Control and during the Employment Term, the Employee's status as an employee is terminated by the Employee for reasons other than Good Reason, then the Company shall pay to the Employee an amount equal to a single year's Base Salary in effect at the Date of Termination, payable in equal installments over a two-year period at such intervals as other salaried employees of the Company are paid.





     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and signed as of the date indicated above.

                                   STEWART ENTERPRISES, INC.


                                   By:  /s/ JAMES W. MCFARLAND
                                        ___________________________________
                                            James W. McFarland
                                        Compensation Committee Chairman

                                   EMPLOYEE:

                                      /s/ KENNETH C. BUDDE
                                   ______________________________________
                                          Kenneth C. Budde


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